UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CS DISCO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CS Disco, Inc.

111 Congress Avenue, Suite 900

Austin, Texas 78701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 13, 2024

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of CS Disco, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually, via live webcast available via registration at www.proxydocs.com/LAW, originating from Austin, Texas, on Thursday, June 13, 2024 at 9:00 a.m., Central Time. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the Annual Meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. In order to attend, you must register in advance at www.proxydocs.com/LAW prior to the deadline of June 12, 2024 at 5:00 p.m., Central Time. We recommend that you log in a few minutes before 9:00 a.m., Central Time, on June 13, 2024 to ensure you are logged in when the Annual Meeting starts.

The Annual Meeting will be held for the following purposes:

1.	To elect our three nominees for Class III directors, Susan L. Blount, Scott Hill and Krishna Srinivasan, each to hold office until our Annual Meeting of Stockholders in 2027.

2.	To ratify the selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

3.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.proxydocs.com/LAW and registering prior to the deadline of 5:00 p.m., Central Time, on June 12, 2024 and entering the Control Number included in your Notice of Internet Availability, voting instruction form, or in the instructions that you received via email. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions. Please refer to the additional logistical details and recommendations in the accompanying proxy statement.

The record date for the Annual Meeting is April 15, 2024. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Michael S. Lafair

Executive Vice President, Chief Financial Officer

Austin, Texas

April 29, 2024

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online during the Annual Meeting, you may vote your shares in advance of the Annual Meeting through the internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.

Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that record holder.

CS Disco, Inc.

111 Congress Avenue, Suite 900

Austin, Texas 78701

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 13, 2024

Our board of directors is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of CS Disco, Inc., a Delaware corporation, to be held virtually, via live webcast, available via registration at www.proxydocs.com/LAW, originating from Austin, Texas, on Thursday, June 13, 2024 at 9:00 a.m., Central Time, and any adjournment or postponement thereof. We believe hosting a virtual meeting enables participation by more of our stockholders, while lowering the cost of conducting the Annual Meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), to our stockholders primarily via the internet. On or about May 3, 2024, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or by email by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.

Only stockholders of record at the close of business on April 15, 2024 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 60,656,645 shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination for ten days before the Annual Meeting by emailing us at proxy@csdisco.com. Please see the instructions on how to attend the Annual Meeting at www.proxydocs.com/LAW and on page 2 of this proxy statement.

In this proxy statement, we refer to CS Disco, Inc. as “CS Disco,” “DISCO,” “we” or “us” and the board of directors of CS Disco as “our board of directors” or the “board.” The Annual Report, which contains consolidated financial statements as of and for the fiscal year ended December 31, 2023, accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge by emailing proxy@csdisco.com.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 3, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after ten calendar days have passed since our first mailing of the Notice.

How do I attend, participate in, and ask questions during the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting live online by registering prior to the Annual Meeting at www.proxydocs.com/LAW. The Annual Meeting will start at 9:00 a.m., Central Time, on Thursday, June 13, 2024. Stockholders attending the Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

In order to attend, you must register in advance at www.proxydocs.com/LAW prior to the deadline of June 12, 2024 at 5:00 p.m., Central Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the Annual Meeting and will permit you to submit questions. In order to register for the Annual Meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a holder of record of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.proxydocs.com/LAW. We recommend that you log in a few minutes before 9:00 a.m., Central Time, on June 13, 2024, to ensure you are logged in when the Annual Meeting starts. The virtual meeting room will open 15 minutes before the start of the Annual Meeting.

If you would like to submit a question during the Annual Meeting, you may do so through the meeting platform. You can access the meeting platform by registering for the Annual Meeting at www.proxydocs.com/LAW. After registration is complete, you will receive the meeting platform link one hour prior to the start of the meeting.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find our rules of conduct for the Annual Meeting posted when you log into the platform prior to the start of the Annual Meeting. These rules of conduct will include the following guidelines:

•	You may submit questions and comments electronically through the meeting portal during the Annual Meeting.

•	Only stockholders of record as of the Record Date for the Annual Meeting and their proxy holders may submit questions or comments.

•	Please include your name and affiliation, if any, when submitting a question or comment.

•	Limit your remarks to one brief question or comment that is relevant to the Annual Meeting and/or our business.

•	Questions may be grouped by topic by our management.

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Questions may also be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests.

•	Be respectful of your fellow stockholders and Annual Meeting participants.

•	No audio or video recordings of the Annual Meeting are permitted.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be provided in your email prior to the start of the stockholder meeting.

If I miss the Annual Meeting, will there be a copy posted online?

Yes, a replay of the Annual Meeting webcast will be available at our Investor Relations website at ir.csdisco.com and will remain for at least one year.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 60,656,645 shares of common stock outstanding and entitled to vote.

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Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

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Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

How many votes do I have?

Each holder of our common stock will have one vote per share of common stock held as of the Record Date.

What am I voting on?

There are two matters scheduled for a vote:

•	Proposal 1: Election of our three nominees for Class III directors, Susan L. Blount, Scott Hill and Krishna Srinivasan, each to hold office until our Annual Meeting of Stockholders in 2027; and

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Proposal 2: Ratification of selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

What if another matter is properly brought before the Annual Meeting?

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

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Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

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To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.proxydocs.com/LAW, starting at 9:00 a.m., Central Time, on Thursday, June 13, 2024. The webcast will open 15 minutes before the start of the Annual Meeting.

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To vote in advance of the Annual Meeting through the internet, go to www.proxypush.com/LAW to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or the printed proxy card. In order to be counted, your internet vote must be received by the time the announcement is made that voting is closed during the Annual Meeting on June 13, 2024.

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To vote in advance of the Annual Meeting by telephone, dial 1-866-925-4002 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the printed proxy card. In order to be counted, your telephone vote must be received by the time the announcement is made that voting is closed during the Annual Meeting on June 13, 2024.

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To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. Proxy cards submitted by mail must be received no later than by 9:00 a.m., Central Time, on Thursday, June 13, 2024 in order to be voted at the Annual Meeting.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. To vote prior to the Annual Meeting, simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact that organization to request a proxy form. You may access and vote at the Annual Meeting by logging in with your Control Number on your voting instruction form at www.proxydocs.com/LAW. However, since you are not the stockholder of record, you may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

Internet voting during the Annual Meeting and/or internet proxy voting in advance of the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. Please be aware that you must bear any costs associated with your internet access.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card or online during the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors:

•	“FOR” the election of each of the three nominees for director; and

•	“FOR” the ratification of the selection of Ernst and Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using the proxyholder’s best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may vote your shares on Proposal 2. Your broker or nominee, however, may not vote your shares on Proposal 1 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. Please instruct your bank, broker or other agent to ensure that your vote will be counted.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

Can I change my vote after submitting my proxy?

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Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:

•	Submit another properly completed proxy card with a later date.

•	Grant a subsequent proxy by telephone or through the internet.

•	Send a timely written notice that you are revoking your proxy via email at proxy@csdisco.com.

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Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Your most current proxy card or telephone or internet proxy is the one that is counted.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect three Class III directors, votes “FOR,” “WITHHOLD” and broker non-votes; and for the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm votes “FOR”, “AGAINST” and abstentions. Broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for this proposal. Abstentions on Proposal 2 will have no effect and will not be counted towards the vote total for this proposal.

How many votes are needed to approve each proposal?

With respect to the election of three Class III directors, the three nominees receiving the most “FOR” votes from the holders of shares of common stock present virtually or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome.

With respect to the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, Ernst & Young LLP must receive “FOR” votes from the holders of shares representing a majority of the voting power of the outstanding shares of common stock present virtually or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes).

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of common stock entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 60,656,645 shares of common stock outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals and director nominations due for next year’s annual meeting?

For a stockholder proposal (excluding a director nomination) to be considered for inclusion in next year’s proxy materials, it must be submitted in writing by December 30, 2024, to our Secretary at 111 Congress Avenue, Suite 900, Austin, Texas 78701, Attention: Secretary, and comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. You are also advised to review our amended and restated bylaws, which contain additional requirements for stockholder proposals.

Pursuant to our amended and restated bylaws, if you wish to submit a director nomination, or a proposal for consideration at the 2025 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, you must do so not later than the close of business on March 15, 2025 nor earlier than the close of business on February 13, 2025. However, if the date of our 2025 Annual Meeting of Stockholders is not held between May 14, 2025 and July 13, 2025, to be timely, your notice must be received (A) not earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of Stockholders and (B) not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting of Stockholders or the tenth day following the day on which public announcement of the date of the 2025 Annual Meeting of Stockholders is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements for stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors currently consists of nine members and is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors and has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election.

Our directors are divided into the three classes as follows:

•	Class III directors: Susan L. Blount, Scott Hill and Krishna Srinivasan, whose terms will expire at the upcoming Annual Meeting;

•	Class I directors: Tyson Baber, Eric Friedrichsen and Robert P. Goodman, whose terms will expire at the Annual Meeting of Stockholders to be held in 2025; and

•	Class II directors: Colette Pierce Burnette, Ed.D., Aaron Clark and James Offerdahl, whose terms will expire at the Annual Meeting of Stockholders to be held in 2026.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of DISCO.

Each of Ms. Blount and Messrs. Hill and Srinivasan is currently a member of our board of directors. Mr. Srinivasan was previously elected by the stockholders prior to our initial public offering of common stock. Each of Ms. Blount and Mr. Hill was appointed by our board of directors prior to our initial public offering to fill a vacancy on the board. Each of these nominees has been nominated for reelection to serve as a Class III director, based in part on the recommendation of the nominating and corporate governance committee, and has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the Annual Meeting of Stockholders to be held in 2027 and until the director’s successor has been duly elected, or if sooner, until the director’s death, resignation or removal.

Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.

The biographies below under “Information Regarding Director Nominees and Current Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or director nominee that led the committee to believe that that nominee should continue to serve on the board. However, each of the members of the committee may have a variety of reasons why a particular person would be an appropriate nominee for the board, and these views may differ from the views of other members.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

EACH CLASS III DIRECTOR NOMINEE NAMED ABOVE

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

The following table sets forth, for the Class III nominees and our other directors who will continue in office after the Annual Meeting, their ages and position or office held with us as of the date of this proxy statement:

Name	Age	Position
Class III director nominees for election at the 2024 Annual Meeting of Stockholders
Susan L. Blount	66	Director
Scott Hill	56	Director(1)
Krishna Srinivasan	51	Chair of the Board of Directors and Director(1)

Class I directors continuing in office until the 2025 Annual Meeting of Stockholders
Tyson Baber	45	Director
Eric Friedrichsen	55	President, Chief Executive Officer and Director(1)
Robert P. Goodman	63	Director

Class II directors continuing in office until the 2026 Annual Meeting of Stockholders
Colette Pierce Burnette, Ed.D.	66	Director
Aaron Clark	42	Director
James Offerdahl	67	Director

(1)

Mr. Friedrichsen became our Chief Executive Officer in April 2024, succeeding Mr. Hill, who served as our Chief Executive Officer in an interim capacity from September 2023 to April 2024. Until May 11, 2024, Mr. Hill is continuing to serve an interim, non-officer capacity as advisor to Mr. Friedrichsen. Effective May 12, 2024, Mr. Hill has been appointed to serve as chair of the board of directors.

Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.

Nominees for Election at the 2024 Annual Meeting of Stockholders

Susan L. Blount has served as a member of our board of directors since April 2021. Ms. Blount served as General Counsel of Prudential Financial, Inc., as Senior and then Executive Vice President from 2005 to 2015. She currently serves as an adjunct professor at the University of Texas School of Law, a position she has held since January 2016. Since January 2019, Ms. Blount has served on the board of directors of Cavco Industries Inc. Ms. Blount is a founding member of the Center for Women in Law at the University of Texas School of Law, where she also served as Interim Executive Director from March 2019 to January 2020. Ms. Blount holds a B.A. in history from the University of Texas at Austin and a J.D. from the University of Texas School of Law. We believe that Ms. Blount is qualified to serve as a member of our board of directors because of her significant experience in public company strategy, legal and risk management.

Scott Hill has served as a member of our board of directors since June 2021. Mr. Hill served as our Chief Executive Officer from September 2023 to April 2024, and is serving in an interim, non-officer capacity as advisor to Mr. Friedrichsen until May 11, 2024. Effective May 12, 2024, Mr. Hill has been appointed to serve as chair of the board of directors. Mr. Hill served as an advisor to the Chief Executive Officer of Intercontinental Exchange, Inc. from May 2021 to February 2023 and also served as its Chief Financial Officer from May 2007 to May 2021. Before that, Mr. Hill was an international finance executive for International Business Machines Corporation from 1991 to 2007. Mr. Hill has served on the boards of directors of Cardlytics, Inc. since September 2023 and VVC Exploration Corporation since August 2017. Mr. Hill earned his B.B.A in finance from the University of Texas at Austin and his M.B.A. from New York University. We believe that Mr. Hill is qualified to serve as a member of our board of directors because of his financial expertise and his extensive management experience, including as our Chief Executive Officer from September 2023 to April 2024.

Krishna Srinivasan has served as a member of our board of directors since December 2013 and as chair of the board of directors since May 2021. Mr. Srinivasan is a Founding Partner of LiveOak Venture Partners, which he co-founded in January 2012. Prior to founding LiveOak Venture Partners, Mr. Srinivasan was a Partner at Austin Ventures from 2000 to 2010. Earlier in his career, he also worked at Motorola and SEMATECH. Mr. Srinivasan is or has been a member of the board of directors of numerous other portfolio companies of LiveOak Venture Partners in the technology space. Mr. Srinivasan is also Chairman of the Board for The Miracle Foundation, a global non-profit organization that utilizes technology and proprietary best-practices to help orphans and vulnerable children achieve their full potential. Mr. Srinivasan holds a B.Tech. in mechanical engineering from the Indian Institute of Technology, a M.S. in operations research from the University of Texas at Austin and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe that Mr. Srinivasan is qualified to serve as a member of our board of directors because of his extensive experience with technology companies in our industry and his service on numerous private company boards.

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

Tyson Baber has served as a member of our board of directors since January 2019. Mr. Baber is a Lead Investor at Georgian Partners, a position he has held since September 2014. Prior to such time, Mr. Baber was an M&A Business Development Executive at IBM. Mr. Baber currently serves on the boards of directors of various portfolio companies of Georgian Partners. Mr. Baber holds an M.B.A. in international business from the University of North Carolina Kenan-Flagler Business School and a J.D. from the University of North Carolina School of Law. We believe that Mr. Baber is qualified to serve as a member of our board of directors because of his extensive experience with technology companies in our industry and his service on various private company boards.

Eric Friedrichsen has served as our Chief Executive Officer and as a member of our board of directors since April 2024. Prior to joining us, Mr. Friedrichsen served as Chief Executive Officer of Emburse, LLC from January 2020 to January 2024. In 2019, Mr. Friedrichsen served as Global Head, Commercial, SMB and Growth Markets of Marketo Inc., a subsidiary of Adobe Inc. Prior to that time, Mr. Friedrichsen held a series of executive and leadership roles at SAP and SAP Concur, from 2008 to 2018. Mr. Friedrichsen holds a B.B.A. in Management Information Systems from the University of Iowa. We believe that Mr. Friedrichsen is qualified to serve as a member of our board of directors due to his extensive experience building and leading businesses and the insights he will have as our Chief Executive Officer.

Robert P. Goodman has served as a member of our board of directors since November 2014. Mr. Goodman is a Partner at Bessemer Venture Partners, a venture capital firm, which he joined in 1998. Bessemer Venture Partners VIII L.P. and Bessemer Venture Partners VIII Institutional L.P. are affiliated investment funds of Bessemer Venture Partners. Prior to joining Bessemer Venture Partners, Mr. Goodman founded and served as the Chief Executive Officer of three privately held telecommunications companies. Since February 2017, Mr. Goodman has served on the board of directors of ACV Auctions Inc. and he previously served on the board of directors of Blue Apron Holdings from November 2015 to December 2019. Additionally, Mr. Goodman is or has been a member of the boards of directors of numerous other portfolio companies of Bessemer Venture Partners in the areas of software, mobile and business-to-business marketplace. Mr. Goodman holds a B.A. in Latin American studies from Brown University and an M.B.A. from Columbia University. We believe that Mr. Goodman is qualified to serve as a member of our board of directors due to his experience in working with entrepreneurial companies, particularly technology companies, and his experience as a director of both public and private companies.

Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

Colette Pierce Burnette, Ed.D. has served as a member of our board of directors since April 2021. Dr. Burnette was the President and Chief Executive Officer of Newfields, a position she has held from August 2022 to November 2023. Dr. Burnette was previously the President of Huston-Tillotson University in Austin, Texas,

serving in this role from July 2015 to August 2022. She also previously served as interim President at Pierce College in Puyallup, Washington, as well as serving in several roles at Central State University in Wilberforce, Ohio, last serving as its Vice President for Administration and Chief Financial Officer. Dr. Burnette is a leader of the Austin community, serving as co-chair of the Mayor of Austin’s Task Force on Institutional Racism and Systemic Inequities, Board Chair of Leadership Austin and Treasurer of the Independent Colleges and Universities of Texas, along with several other local boards and committees. Dr. Burnette holds a B.S. in industrial and systems engineering from The Ohio State University, an M.S. in administration from Georgia College and State University and an Ed.D. from the University of Pennsylvania. Dr. Burnette is also a graduate of the Harvard University Graduate School of Education’s Management Development Program. We believe that Dr. Burnette is qualified to serve as a member of our board of directors because of her extensive leadership experience in the education sector and her demonstrated commitment to public service.

Aaron Clark has served as a member of our board of directors since August 2016. Mr. Clark is a Managing Director of The Stephens Group, LLC, where he has been employed since its founding in 2006. Mr. Clark previously served on the board of directors of Bear State Financial, Inc., serving from 2011 until the company’s acquisition in 2018. In addition, Mr. Clark currently serves on the boards of directors of various portfolio companies of The Stephens Group, LLC. Mr. Clark holds a B.S. in finance from the University of Arkansas at Fayetteville. We believe that Mr. Clark is qualified to serve as a member of our board of directors because of his extensive experience with technology companies in our industry, his service on private company boards and the historical knowledge and continuity he brings to our board of directors.

James Offerdahl has served as a member of our board of directors since August 2018. Mr. Offerdahl served as the Chief Financial Officer of Bazaarvoice, Inc. from January 2013 until its acquisition in February 2018. Prior to this, he served as the Chief Financial Officer and Vice President of Administration of Convio, Inc. from February 2005 until its acquisition in May 2012. Earlier in his career, Mr. Offerdahl held executive level positions at various other companies, including as Chief Executive Officer of Traq-Wireless, Inc., Chief Operating Officer and Chief Financial Officer of Pervasive Software, Inc. and Chief Financial Officer of Tivoli Systems, Inc. Since January 2011, Mr. Offerdahl has served on the board of directors of Q2 Holdings, Inc., where he also serves as chair of the company’s audit committee. He also serves and has served on the boards of directors of several private companies. Mr. Offerdahl holds a B.S. in accounting from Illinois State University and an M.B.A. in management and finance from the University of Texas at Austin. We believe that Mr. Offerdahl is qualified to serve as a member of our board of directors because of his financial expertise and his extensive experience as an executive and director of various public and private companies.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of Our Board of Directors

Our common stock is listed on the New York Stock Exchange (“NYSE”). Under the NYSE listing standards, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NYSE, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, and any of such director’s family members, and DISCO, our senior management and our independent auditors, our board of directors has affirmatively determined that the following seven directors are independent directors within the meaning of the applicable NYSE listing standards: Mr. Baber, Ms. Blount, Dr. Burnette, Mr. Clark, Mr. Goodman, Mr. Offerdahl and Mr. Srinivasan. In addition, our board of directors has found that, effective as of May 12, 2024, when Mr. Hill will cease to be serving in his interim employee capacity, he will be independent under applicable NYSE listing standards. In making its independence determinations, our board of directors took into account certain relationships and transactions that occurred in the ordinary course of business between DISCO and entities with which some of our directors are or have been affiliated. Mr. Friedrichsen is not independent by virtue of his employment as our Chief Executive Officer. In addition, Kiwi Camara, our former Chief Executive Officer and a member of our board of directors during 2023, was not independent by virtue of his former employment as our Chief Executive Officer.

Accordingly, a majority of our directors are independent, as required under applicable NYSE rules. In making this determination, our board of directors considered the applicable NYSE rules and the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our capital stock.

Board Leadership Structure

Our board of directors has an independent chair, currently Mr. Srinivasan. Effective as of May 12, 2024, Mr. Hill has been appointed to serve as chair of the board of directors. The primary responsibilities of the chair of our board of directors are to: work with our Chief Executive Officer, to develop board meeting schedules and agendas; provide the Chief Executive Officer feedback on the quality, quantity and timeliness of the information provided to the board of directors; develop the agenda for and moderate executive sessions of the independent members of the board of directors; preside over board meetings; act as principal liaison between the independent members of the board of directors and Chief Executive Officer; convene meetings of the independent directors as appropriate; and perform other duties as the board of directors may determine from time to time. Accordingly, the chair has substantial ability to shape the work of our board of directors.

We believe that the separation of the positions of board chair and Chief Executive Officer reinforces the independence of the board in its oversight of the business and affairs of DISCO. In addition, we believe that having an independent board chair creates an environment that is conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of DISCO and our stockholders. As a result, we believe that having an independent board chair can enhance the effectiveness of the board as a whole.

Role of the Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of the board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for our company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.

While our full board of directors has overall responsibility for risk oversight, it has delegated oversight of certain risks to its committees. Our audit committee monitors our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Furthermore, our audit committee oversees risks associated with information security, cybersecurity and data privacy, and regularly reviews with management our data security programs and assessment, management and mitigation of such risk. Further, our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our compensation committee monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our nominating and corporate governance committee oversees our major corporate governance risks, including through monitoring the effectiveness of our corporate governance guidelines.

At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax and audit-related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.

Meetings of the Board of Directors and its Committees

Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met eight times in 2023. With respect to the committees of our board of directors, the audit committee met eight times, the compensation committee met five times and the nominating and corporate governance committee met five times in 2023. During 2023, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which such director served, with the exception of Dr. Burnette, whose attendance fell below the 75% threshold as a result of two meetings in September 2023 missed due to the illness and death of a family member. We encourage our directors and nominees for director to attend our Annual Meeting of Stockholders. All of our directors attended our 2023 Annual Meeting of Stockholders.

As required under applicable NYSE listing standards, during 2023, our non-employee directors met four times in regularly scheduled executive sessions at which only non-management directors were present. Mr. Srinivasan, as the chair of our board of directors, presided over such executive sessions.

Information Regarding Committees of the Board of Directors

Our board of directors has established a standing audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. Our board of directors has adopted a written charter for each of our committees, which are available to stockholders on our investor relations website at ir.csdisco.com.

The following table provides membership information for each of the standing committees of our board of directors:

Name	Audit	Compensation	Nominating and Corporate Governance
Eric Friedrichsen
Tyson Baber	X
Susan L. Blount	X		X*
Colette Pierce Burnette, Ed.D.			X
Aaron Clark			X
Robert P. Goodman**		X*
Scott Hill**
James Offerdahl	X*
Krishna Srinivasan**		X	X

*	Committee Chairperson
**	Effective as of May 12, 2024, Mr. Hill will rejoin the compensation committee with Messrs. Goodman and Srinivasan, with Mr. Srinivasan being named chair of the compensation committee.

Our board of directors has determined that each member of each standing committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair such member’s individual exercise of independent judgment with regard to us.

Below is a description of each standing committee of our board of directors:

Audit Committee

Our audit committee consists of Mr. Baber, Ms. Blount and Mr. Offerdahl. In addition, Mr. Hill served as a member of our audit committee until his appointment as our Chief Executive Officer in September 2023. Our board of directors has determined that each member of our audit committee satisfies the independence requirements under the listing standards of the NYSE and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The chair of our audit committee is Mr. Offerdahl, who our board of directors has determined is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits; to oversee our independent registered public accounting firm; and to oversee our policies, procedures, plans and information technology systems designed to ensure the security, confidentiality, availability and integrity of information. Specific responsibilities of our audit committee include:

•	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	approving audit and permissible non-audit services to be performed by the independent registered public accounting firm;

•	reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•

reviewing our annual audited and quarterly financial statements and the related disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q, as well as our earnings press releases and other financial information and guidance regarding our results of operations;

•	overseeing the preparation of the audit committee’s report to be included in this proxy statement;

•	evaluating management’s cooperation with the independent registered public accounting firm during its audit;

•	considering and reviewing with management, the independent registered public accounting firm and outside advisors or accountants any correspondence with governmental regulators or agencies;

•	overseeing the scope, design, adequacy and effectiveness of our internal control over financial reporting and our disclosure controls and procedures;

•	reviewing the report of the independent registered public accounting firm describing its internal quality-control procedures and any material issues related thereto;

•	reviewing the audit plan of our internal audit team;

•	overseeing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•

overseeing our policies, procedures, plans and information technology systems designed to ensure the security, confidentiality, availability and integrity of information, as well as the operation and effectiveness of such policies, procedures, plans and systems;

•	reviewing the results of management’s efforts to monitor our programs and policies designed to ensure employee compliance with applicable laws and stock exchange listing requirements;

•	reviewing related person transactions; and

•	overseeing our policies, procedures and plans relating to investments, cash management and foreign currency exposure and the management of risk relating thereto.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and NYSE rules and regulations.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with our management. The audit committee has also reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and filed with the SEC.

CS Disco, Inc. Audit Committee

James Offerdahl, Chair

Tyson Baber

Susan L. Blount

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of CS Disco under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our compensation committee consists of Mr. Goodman and Mr. Srinivasan. The chair of our compensation committee is Mr. Goodman. In addition, Mr. Hill served as a member and the chair of our compensation committee until his appointment as our Chief Executive Officer in September 2023. Effective as of May 12, 2024, Mr. Hill will rejoin the compensation committee with Messrs. Goodman and Srinivasan, with Mr. Srinivasan being named chair of the compensation committee. Our board of directors has determined that each member of our compensation committee is independent under the listing standards of the NYSE and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation programs and practices generally and the management of risks associated therewith; to review and determine the compensation to be paid to our executive officers, directors, and other senior management, as appropriate; and to review compensation-related disclosures in our periodic reports and other filings with the SEC. Specific responsibilities of our compensation committee include:

•	reviewing and making recommendations to the board of directors for approval of the compensation of our Chief Executive Officer;

•	reviewing and approving (or making recommendations to the board of directors for approval of) the compensation of our other executive officers, and senior management;

•	reviewing and recommending to our board of directors the compensation paid to our directors;

•	administering our equity incentive plans and other benefit programs;

•

reviewing, adopting, amending and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

We believe that the composition and functioning of our compensation committee complies with all applicable SEC and NYSE rules and regulations.

Compensation Committee Processes and Procedures

The compensation committee generally meets quarterly and with greater frequency if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chairperson of the compensation committee, in consultation with management. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.

The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of DISCO. In addition, under the charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the fiscal year ended December 31, 2023, after taking into consideration the six factors prescribed by the SEC and NYSE that bear upon the adviser’s independence, the compensation committee engaged Compensia, Inc. (“Compensia”) as compensation consultants. The compensation committee requested that Compensia:

•	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and

•	assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Compensia was requested by the compensation committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Compensia ultimately developed recommendations that were presented to the compensation committee for its consideration.

Generally, the compensation committee’s process for determining executive compensation comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the compensation committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is currently one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Ms. Blount, Dr. Burnette, Mr. Clark and Mr. Srinivasan. The chair of our nominating and corporate governance committee is Ms. Blount. Our board of directors has determined that each member of our nominating and corporate governance committee is independent under the listing standards of the NYSE.

The primary purpose of the nominating and corporate governance committee is to discharge the responsibilities of our board of directors with respect to our corporate governance functions; to identify, communicate with, evaluate and recommend candidates for our board of directors; and to oversee our environmental, social and governance policies and programs, including those relating to diversity, equity and inclusion. Specific responsibilities of our nominating and corporate governance committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;

•	overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors;

•	considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;

•	reviewing and making recommendations to our board of directors regarding our process for stockholder communications with the board of directors;

•	considering possible conflicts of interest of officers and directors;

•	instituting plans or programs for the continuing education of our board of directors and orientation of new directors;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines, code of conduct and other material governance-related policies;

•

considering and making recommendations to the board of directors regarding the leadership structure of the board of directors, including the separation of the chairpersons of the board of directors and Chief Executive Officer roles and/or the appointment of a lead independent director of the board of directors;

•	reviewing, evaluating and recommending to our board of directors succession plans for our executive officers;

•	reviewing and making recommendations to our board of directors regarding the processes and procedures used to provide information to the board of directors and its committees; and

•	reviewing with management our environmental, social and governance policies and programs, including those relating to diversity, equity and inclusion.

We believe that the functioning of our nominating and corporate governance committee complies with all applicable SEC and NYSE rules and regulations.

In recommending candidates to the board of directors, the nominating and corporate governance committee considers such factors as: (i) possessing relevant expertise and experience upon which to be able to offer advice and guidance to management; (ii) having sufficient time to devote to the affairs of DISCO; (iii) demonstrating excellence in such person’s field; (iv) having the ability to exercise sound business judgment; (v) experience as a board member or executive officer of another publicly held company; (vi) within our board of directors as a whole, whether there is a diversity of personal backgrounds, perspectives and experiences; (vii) requirements of applicable law; and (viii) having the commitment to rigorously represent the long-term interests of the Company’s stockholders. These qualifications may be modified from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, the operating requirements of DISCO and the long-term interests of our stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity (including gender, race, ethnicity, age, sexual orientation and gender identity), skills and such other factors as it deems appropriate, given the current needs of the board of directors and our business, to maintain a balance of knowledge, experience and capability.

In the case of an incumbent director whose term of office is set to expire, the nominating and corporate governance committee reviews such director’s overall service to DISCO during such director’s term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such director’s independence. In the case of new director candidates, our nominating and corporate governance committee also evaluates whether the nominee is independent for NYSE purposes, based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. Our nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our board of directors.

Our nominating and corporate governance committee will consider stockholder recommendations of director candidates, so long as they comply with applicable law and our amended and restated bylaws, which procedures are summarized below, and will review the qualifications of any such candidate in accordance with the criteria described in the two preceding paragraphs. Stockholders who wish to recommend individuals for consideration by our nominating and corporate governance committee to become nominees for election to our board of directors should do so by delivering a written recommendation to our nominating and corporate governance committee at 111 Congress Avenue, Suite 900, Austin, Texas 78701, Attention: Secretary, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the preceding year’s annual meeting of stockholders.

Each submission must include, among other things, the name, age, business address and residence address of the proposed candidate, the principal occupation or employment of the proposed candidate, the class or series and number of shares of each class or series of our capital stock that are owned of record and beneficially held by such nominee and a list of any pledge or encumbrances on such shares, the date or dates on which such shares were acquired and the investment intent of such acquisition, the questionnaire, representation and agreement required for stockholder nominees for director pursuant to our amended and restated bylaws, and all other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director, including a description of the proposed candidate’s business experience for at least the last five years and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

If, rather than submitting a candidate to the nominating and corporate governance committee for consideration, you wish to formally nominate a director pursuant to proxy materials that you will prepare and file with the SEC, please see the deadline described in “When are stockholder proposals and director nominations due for next year’s annual meeting?” above and refer to our amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our board of directors.

Communications with Our Board of Directors

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders and other interested parties helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our webcasts for quarterly earnings releases are open to all. These webcasts are available in real time and are archived on our website for a period of time.

Interested parties wishing to communicate with our board of directors or an individual director may do so by sending a written communication to the board of directors or such director c/o 111 Congress Avenue, Suite 900, Austin, Texas 78701, Attn: Secretary. The Secretary will review each communication. The Secretary will forward such communication to the board of directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

Code of Business Conduct and Ethics

Our board of directors has adopted the CS Disco, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. This includes our principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions. The full text of our Code of Business Conduct and Ethics is available on our website at ir.csdisco.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions to our directors from provisions, we will promptly disclose the nature of the amendment or waiver on our website.

Corporate Governance Guidelines

Our board of directors has adopted the CS Disco, Inc. Corporate Governance Guidelines for the conduct and operation of the board in order to give directors a flexible framework for effectively pursuing our objectives for the benefit of our stockholders. The Corporate Governance Guidelines set forth the practices the board of directors intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and management succession planning and board committees and compensation. The Corporate Governance Guidelines may be viewed on our website at ir.csdisco.com.

Hedging Policy

Our board of directors has adopted an insider trading policy that, among other things, prohibits hedging or monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account and pledging our shares as collateral for a loan.

PROPOSAL 2

RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since 2018. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our amended and restated bylaws nor other governing documents or law require stockholders’ ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of DISCO and our stockholders.

The affirmative vote of the holders of shares representing a majority of the voting power of the outstanding shares of common stock present by virtual attendance or represented by proxy and voting affirmatively or negatively (excluding abstentions and broker non-votes) at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to us by Ernst & Young LLP for the periods set forth below.

	Fiscal Year Ended December 31,
	2023	2022
Audit Fees(1)	$880,765	$1,183,063
Audit-related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$880,765	$1,183,063

(1)

Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, and audit services that are normally provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years. The audit fees also include fees for professional services provided in connection with our consents with our Registration Statements on Form S-8 filed during 2023 and 2022.

All fees described above were pre-approved by the audit committee.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Ernst & Young LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but any pre-approval decision made pursuant to such delegation must be reported to the full audit committee at its next scheduled meeting.

The audit committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

EXECUTIVE OFFICERS

The following table sets forth, for our executive officers, their ages and position held with us as of the date of this proxy statement:

Name	Age	Principal Position
Executive Officers:
Eric Friedrichsen	55	Chief Executive Officer and Director
Melanie Antoon	46	Executive Vice President, Chief Customer Officer
Karen Herckis	52	Executive Vice President, Chief Human Resources Officer
Michael S. Lafair	59	Executive Vice President, Chief Financial Officer
Kevin Smith	46	Executive Vice President, Chief Product Officer

Biographical information for Mr. Friedrichsen is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”

Melanie Antoon has served as our Executive Vice President, Chief Customer Officer since January 2024. From January 2021 to January 2024, Ms. Antoon served as our Senior Vice President, Professional Services, after first joining us as our Vice President, Professional Services in November 2019. Prior to joining us, Ms. Antoon served as SVP, U.S. Operations at Inventus, LLC from August 2017 to November 2019, after first joining as its SVP, Discovery Solutions in April 2015. Prior to this, Ms. Antoon was Director of Hosting at Huron Consulting and VP, Client Services at Catalyst. Ms. Antoon holds a B.A. in psychology and women’s studies from the University of Wisconsin-Madison and an M.S. in computer science from DePaul University.

Karen Herckis has served as our Executive Vice President, Chief Human Resources Officer since January 2024. From June 2023 to January 2024, Ms. Herckis served as our Senior Vice President, Human Resources, having previously served as our Vice President, Human Resources and then as our Principal Vice President, Human Resources from January 2022 to May 2023. Prior to joining us, Ms. Herckis served as the Vice President, People at Aventri from June 2019 until January 2022. Prior to this, Ms. Herckis held various positions at Epiq from March 2011 to June 2019, most recently serving as Senior Director, Human Resources. Ms. Herckis holds a Bachelor of Science from the University of Texas at Austin.

Michael S. Lafair has served as our Executive Vice President, Chief Financial Officer since October 2022, previously serving as our Chief Financial Officer from January 2018 to October 2022. Before joining our company, Mr. Lafair served as the Chief Financial Officer of Offers.com from November 2012 until its acquisition by Ziff Davis, LLC in December 2015. Following the acquisition, Mr. Lafair served as Global Head of Finance, Ziff Davis B2B until January 2018. Prior to Offers.com, Mr. Lafair served as Chief Financial Officer and General Counsel of All Web Leads, Inc., as well as Vice President and General Counsel of Interlogix, Inc. Mr. Lafair earlier in his career practiced corporate law at Morgan, Lewis & Bockius LLP. Mr. Lafair holds a Bachelor of Science in Economics with concentrations in Accounting and Economics from The Wharton School of the University of Pennsylvania and a J.D. from Temple University School of Law.

Kevin Smith has served as our Executive Vice President, Chief Product Officer since October 2022, previously serving as our Chief Product Officer from April 2021 to October 2022. Prior to joining us, Mr. Smith served as Senior Vice President, Portfolio Strategy and Operations for Carbon Black, Inc. (subsequently acquired by VMware, Inc.) from August 2018 until September 2020. Before this, Mr. Smith held various positions at CA Technologies from May 2011 to July 2018, most recently serving as VP, Business Unit Strategy for the Agile Management Division. Mr. Smith holds a B.B.A. from the College of William & Mary and an M.B.A. from the Tuck School of Business at Dartmouth College.

EXECUTIVE COMPENSATION

Our named executive officers for the fiscal year ended December 31, 2023, consisting of our principal executive officer as of December 31, 2023, the next two most highly compensated executive officers for the fiscal year ended December 31, 2023 and a former executive officer who would have been included among our highest compensated executive officers but for the fact that he was not serving as an officer as of December 31, 2023, were:

•	Scott Hill, a member of our board of directors and our former Chief Executive Officer;

•	Kiwi Camara, our former Chief Executive Officer;

•	Michael S. Lafair, our Executive Vice President, Chief Financial Officer; and

•	Kevin Smith, our Executive Vice President, Chief Product Officer.

2023 Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2023 and 2022, as applicable, compensation awarded or paid to, or earned by, our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)	Non-Equity Incentive Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Scott Hill(5)	2023	186,538	603,854	(6)	—	—	38,608	829,000
Director and Former Chief Executive Officer

Kiwi Camara(7)	2023	344,872	—		—	—	497	345,369
Former Chief Executive Officer	2022	500,000	—		44,364,478	—	75,638	44,940,116

Michael S. Lafair	2023	410,000	3,765,638	(8)	—	147,600	14,117	4,337,355
Executive Vice President, Chief Financial Officer	2022	410,000	2,021,277	(9)	—	—	14,158	2,445,435

Kevin Smith	2023	320,000	1,905,045	(8)	—	76,800	11,795	2,313,641
Executive Vice President, Chief Product Officer

(1)	Salary amounts represent actual amounts paid during the period presented. See “—Narrative Disclosure to Summary Compensation Table—Base Salary” below.
(2)

Amounts reported represent the aggregate grant date fair value of restricted stock awards, restricted stock units (“RSUs”) and stock options granted to our named executive officers during the periods reported, computed in accordance with ASC Topic 718. The assumptions used in calculating the grant date fair value of the awards reported in this column are set forth in the notes to our audited consolidated financial statements included in the Annual Report. This amount does not reflect the actual economic value that may be realized by the named executive officer. The amount reported has been corrected to reflect the grant date fair value of Mr. Camara’s 2022 option award in accordance with ASC Topic 718, as reflected in the Company’s historical financial statements. Following Mr. Camara’s resignation in September 2023, the option award was forfeited in its entirety.

(3)	The amounts disclosed represent performance bonuses earned in the period presented. See “—Narrative Disclosure to Summary Compensation Table—Non-Equity Incentive Plan Compensation” below.

(4)

Amounts reported for 2023 reflect (i) with respect to Mr. Hill, $1,043 in life insurance premiums and $37,565 in fees for his service as a member of our board of directors prior to his appointment as our Chief Executive Officer in September 2023, (ii) with respect to Mr. Camara, $497 in life insurance premiums, (iii) with respect to Mr. Lafair, $3,354 in life insurance premiums and $10,763 in employer contributions to a 401(k) plan, and (iv) with respect to Mr. Smith, $1,062 in life insurance premiums and $10,733 in employer contributions to a 401(k) plan.

(5)

Mr. Hill was appointed as our Chief Executive Officer in September 2023 and served in such capacity on an interim basis until the appointment of Eric Friedrichsen as our Chief Executive Officer in April 2024.

(6)

Amount includes RSU award with an aggregate grant date fair value of $150,006 that was awarded to Mr. Hill in June 2023, prior to his appointment as our Chief Executive Officer, pursuant to our non-employee director compensation policy.

(7)	Mr. Camara resigned as our Chief Executive Officer and as a member of our board of directors in September 2023.
(8)

Consists of a service-based RSU award and a performance-based RSU (“PSU”) award subject to vesting based on our achievement of specific revenue and Adjusted EBITDA targets and non-quantitative performance goals for 2023. With respect to the PSU award, the amount that vested based on achievement of such performance criteria vests over approximately three years from the date of grant based on the recipient’s continued service to us. Because the PSU awards are subject to a performance condition, the grant date fair value reported was based upon the probable outcome of such condition as of the grant date. The values of the PSU awards on the grant date, assuming the highest level of performance would have been achieved, was $3,012,504 for Mr. Lafair and $1,524,040 for Mr. Smith. In February 2024, the compensation committee determined based on our corporate performance for 2023 that the PSU awards would vest as to performance as to 60% of target (30% of the total award).

(9)

Represents a PSU award subject to vesting based on our achievement of specific revenue targets for 2022. Because the PSU awards were subject to a performance condition, the grant date fair value reported was based upon the probable outcome of such condition as of the grant date. Because we did not achieve the minimum revenues required for vesting, the 2022 award expired without vesting.

Narrative to the Summary Compensation Table

Base Salary

Our named executive officers receive base salaries to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities, as determined by our compensation committee and, with respect to the compensation of the Chief Executive Officer, our board of directors. In January 2023, our compensation committee and, with respect to Mr. Camara, our board of directors, determined that the base salaries for our named executive officers would remain unchanged from the prior year, resulting in 2023 base salaries for Messrs. Camara, Lafair and Smith of $500,00, $410,000 and $320,000, respectively, in each case effective as of January 1, 2023. In September 2023, in connection with Mr. Hill’s appointment as our Chief Executive Officer, our compensation committee approved a monthly base salary for Mr. Hill of $50,000. The 2024 base salary for each of our named executive officers remained the same as it was in 2023. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. See “—Employment Arrangements” for additional information.

Non-Equity Incentive Plan Compensation

Our Performance Bonus Plan (the “Bonus Plan”) provides for the opportunity for our named executive officers and other members of senior management to earn cash incentive payments based upon the attainment of certain corporate, financial, or operational measures or objectives appropriate for the fiscal year. Each participant has a target annual performance incentive opportunity that corresponds to achievement of 100% of the corporate performance goals. The corporate performance goals and incentive formulas will be adopted annually by the compensation committee and communicated to each executive participant. If the corporate performance goals are met, the compensation committee will determine if incentive payments are made as soon as practicable thereafter.

Our compensation committee and, in the case of our Chief Executive Officer, board of directors sets target bonus amounts for our named executive officers expressed as a percentage of base salary. They have established target bonus amounts that they felt were appropriate considering factors such as cash bonus opportunities provided to executive officers of our peer companies, the executive officer’s anticipated role criticality relative to others at our company, and their assessment of the essential need to retain these executive officers. For 2023, the target bonuses for Messrs. Camara, Lafair and Smith were set at 100%, 60% and 40% of their annual base salaries, respectively. For 2024, the target bonuses for Messrs. Lafair and Smith were set at 60% of their annual base salaries. Mr. Hill was not entitled to receive a bonus for 2023 and is not a participant in our Bonus Plan in 2024.

Our corporate performance objectives for 2023, as established by our compensation committee and board of directors, were based on the achievement of specified revenue and Adjusted EBITDA targets, as well as non-quantitative business-related performance criteria. In February 2024, the compensation committee determined the weighted-average achievement of our corporate goals for 2023 was approximately 60% of target, resulting in a bonus payout of approximately 60% of Mr. Lafair’s and Mr. Smith’s annual target bonus opportunities. Mr. Camara, who left the company in September 2023, did not receive any bonus for 2023. Mr. Hill was not entitled to receive a bonus for 2023. Our corporate performance objectives for 2024, as established by our compensation committee and board of directors, are based on the achievement of specified revenue and Adjusted EBITDA targets, as well as non-quantitative business-related performance criteria.

Equity-Based Incentive Awards for Named Executive Officers

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and powerful retention incentive, and help to align the long-term interests of our executives and our stockholders. In 2022, we used stock option grants and PSU awards for these purposes. Grants are made at the discretion of our compensation committee (or our board of directors, with respect to our Chief Executive Officer). For new hires, grants are typically made at the next regularly-scheduled meeting of our board or compensation committee following the person’s first date of employment. For annual refresh awards, grants are typically made in the first quarter of the year.

In February 2023, the compensation committee granted PSU awards under our 2021 Equity Incentive Plan (the “2021 Plan”) to Mr. Lafair and Mr. Smith. The PSUs were subject to vesting based on our achievement of specific revenue and Adjusted EBITDA margin targets and certain non-quantitative business-related performance goals; any amount that would have vested based on achievement of such performance criteria would have vested over approximately three years from the date of grant based on the recipient’s continued service to us. In February 2024, the compensation committee determined, based on our level of achievement of specified revenue, Adjusted EBITDA margin and non-quantitative business-related performance criteria in 2023, that the PSU awards would vest as to 60% of target (30% of the shares underlying such awards), or 105,578 and 53,413 shares for Mr. Lafair and Mr. Smith, respectively.

In February 2023, the compensation committee also granted RSU awards under the 2021 Plan to Mr. Lafair and Mr. Smith for 263,947 and 133,531 shares of our common stock, respectively. The shares subject to the RSU awards vest quarterly over approximately four years from the date of grant, subject to the executive officer’s continued services to us through each vesting date.

In September 2023, the compensation committee granted an RSU award under our 2021 Plan to Mr. Hill for 32,052 shares of our common stock. The RSU award shall vest in a single installment, on the first of February 16, May 16, August 16, and November 16 following Mr. Hill’s last day of service as our Chief Executive Officer equal to the product of 5,342 and the total number of months of Mr. Hill’s service as Chief

Executive Officer (prorated with respect to any partial calendar month of service based on the number of days served during such month).

In February 2024, the compensation committee granted PSU awards under our 2021 Plan to Mr. Lafair and Mr. Smith. The number of shares subject to the PSU awards that will be eligible to vest, if any, will be determined based on the compensation committee’s certification of achievement of specified revenue, Adjusted EBITDA and non-quantitative business-related performance criteria in 2024. One-third of any such eligible shares will vest following certification, with the balance vesting in eight quarterly installments thereafter, subject to the executive officer’s continued services to us. The PSU award agreement specifies treatment of the awards in the event of the executive’s termination of service and in the event of a change in control, as defined in the agreement.

In February 2024, the compensation committee also granted RSU awards under the 2021 Plan to each of Mr. Lafair and Mr. Smith for 57,931 shares of our common stock. The shares subject to the RSU awards vest quarterly over approximately three years from the date of grant, subject to the executive officer’s continued services to us through each vesting date.

In February 2024, our board of directors granted an RSU award under our 2021 Plan to Mr. Hill for 218,484 shares of our common stock. The RSU award will vest on May 16, 2024 for the number of shares equal to the product of 18,207 and the number of months of Mr. Hill’s service as Chief Executive Officer (or in the event such service ends before such date, pro-rated with respect to any partial calendar month of service based on the number of days served during the month), and shall vest quarterly thereafter equal to the product of 18,207 and the number of months of Mr. Hill’s service as Chief Executive Officer since the last such date. In April 2024, our board of directors approved an amendment to Mr. Hill’s RSU award to provide for continued vesting through the period of his employment in an interim, non-officer capacity as advisor to Eric Friedrichsen, our Chief Executive Officer.

Outstanding Equity Awards as of December 31, 2023

The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2023.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares of Units of Stock that have not Vested ($)(1)
Scott Hill	10/04/2021	—	—	—	—	1,836	(2)	13,935
	06/15/2023	—	—	—	—	9,237	(3)	70,109
	09/11/2023	—	—	—	—	32,052	(4)	243,275
Michael S. Lafair	05/02/2021	—	—	—	—	100,000	(5)	759,000
	02/06/2023	—	—	—	—	214,459	(6)	1,627,744
	02/06/2023	—	—	—	—	105,578	(7)	801,337
Kevin Smith	05/02/2021	40,000	20,000	18.70	05/01/2031	—		—
	07/26/2022	—	—	—	—	52,536	(8)	398,748
	02/06/2023	—	—	—	—	108,496	(6)	823,485
	02/06/2023	—	—	—	—	53,413	(7)	405,405

(1)

This column represents the market value of the shares of our common stock underlying the stock awards as of December 29, 2023, based on the closing price of our common stock, as reported on the NYSE, of $7.59 per share on December 29, 2023.

(2)

One twelfth (1/12th) of the shares underling this RSU award have vested and will continue to vest on a quarterly basis beginning October 21, 2021, subject to Mr. Hill’s continuous service to us through the applicable vesting date. In the event of a change in control of our company, the award shall vest in full.

(3)

One fourth (1/4th) of the shares underling this RSU award have vested and will continue to vest on a quarterly basis beginning September 15, 2023, subject to Mr. Hill’s continuous service to us through the applicable vesting date. In the event of a change in control of our company, the award shall vest in full.

(4)

The RSU award shall vest in a single installment, on the first of February 16, May 16, August 16, and November 16 following Mr. Hill’s last day of service as our Chief Executive Officer equal to the product of 5,342 and the total number of months of Mr. Hill’s service as Chief Executive Officer (prorated with respect to any partial calendar month of service based on the number of days served during such month).

(5)

One forty-eighth (1/48th) of the shares underlying this restricted stock award have vested and will continue to vest on a monthly basis beginning January 31, 2022, subject to Mr. Lafair’s continuous service to us through the applicable vesting date. In the event of Mr. Lafair’s termination of employment by our company without cause or his resignation for good reason, at any time following a change in control of our company, the award shall vest in full.

(6)

One sixteenth (1/16th) of the shares underling this RSU award have vested and will continue to vest on a quarterly basis beginning May 16, 2023, subject to the named executive officer’s continuous service to us through the applicable vesting date. In the event of the named executive officer’s termination of employment by our company without cause or his resignation for good reason in connection with a change in control of our company, the award shall vest in full.

(7)

The amounts reported reflect PSUs that were earned as a result of achievement of performance criteria in 2023 and upon certification by the compensation committee in February 2024. The earned PSUs remain subject to service based vesting conditions and vested as to one third of the shares underlying the PSU award on February 27, 2024, the date that was two full business days following our release of our earnings for the year ended December 31, 2023, and the remainder of the shares vest in eight equal installments beginning May 16, 2024, subject to the named executive officer’s continuous service to us through the applicable vesting date.

(8)

One sixteenth (1/16th) of the shares underling this RSU award have vested and will continue to vest on a quarterly basis beginning November 16, 2022, subject to Mr. Smith’s continuous service to us through the applicable vesting date. In the event of Mr. Smith’s termination of employment by our company without cause or his resignation for good reason in connection with a change in control of our company, the award shall vest in full.

Employment Arrangements

Below are descriptions of our employment arrangements with our named executive officers. The employment of each of our named executive officers is at will. We have entered into employee confidential information and inventions assignment agreements with each of our named executive officers.

Mr. Hill. We were party to an employment agreement with Mr. Hill, entered into in September 2023. Pursuant to the agreement, Mr. Hill was entitled to an monthly base salary of $50,000, and also received an RSU award for 32,052 shares of our common stock, as described above under “—Narrative to Summary Compensation Table— Equity-Based Incentive Awards for Named Executive Officers.”

Mr. Camara. We were party to an employment agreement with Mr. Camara, originally entered into in December 2013, which was amended and restated in July 2021 and became effective upon the effectiveness of the registration statement for our initial public offering. Pursuant to the agreement, as amended and restated, Mr. Camara was entitled to an annual base salary of $500,000 and was eligible to receive an annual performance bonus with a target of 100% of his base salary. The agreement, as amended and restated, governed the terms of Mr. Camara’s employment with us until September 2023, when Mr. Camara resigned as our Chief Executive Officer.

Mr. Lafair. We maintain an employment agreement with Mr. Lafair, originally entered into in January 2018, which was amended and restated in July 2021 and became effective upon the effectiveness of the registration statement for our initial public offering. Pursuant to the agreement, as amended and restated, Mr. Lafair was initially entitled to an annual base salary of $380,000 (subsequently increased to $410,000 in January 2022) and is eligible to receive an annual performance bonus with a target of 60% of his base salary. In addition, the agreement provides for severance and/or change in control benefits as provided below under “—Potential Payments upon Termination or Change in Control.”

Mr. Smith. We maintain an employment agreement with Mr. Smith, originally entered into in April 2021, which was amended and restated in July 2021 and became effective upon the effectiveness of the registration statement for our initial public offering. Pursuant to the agreement, as amended and restated, Mr. Smith was initially entitled to an annual base salary of $300,000 (subsequently increased to $320,000 in January 2022) and was initially eligible to receive an annual performance bonus with a target of 40% of his base salary (subsequently increased to 60% in January 2024). In addition, the agreement provides for severance and/or change in control benefits as provided below under “—Potential Payments upon Termination or Change in Control.”

Potential Payments upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, each named executive officer is entitled to receive amounts earned during his term of service, including unpaid salary.

We have entered into amended and restated employment agreements with our Mr. Lafair and Mr. Smith that provide for severance and/or change in control benefits to the named executive officers upon (i) a “change in control termination” or (ii) a “regular termination” (each as described below). Pursuant to each such agreement, upon a change in control termination, Mr. Lafair and Mr. Smith will be entitled to a lump sum payment equal to 12 months of his base salary, a lump sum payment equal to 100% of his annual target cash bonus, payment of COBRA premiums for up to 12 months and accelerated vesting of outstanding equity awards granted on or after the date of the underwriting agreement related to our initial public offering; for equity awards subject to performance vesting, unless otherwise provided in individual award documents, performance will be deemed to be achieved at target level or, if greater, based on actual performance measured as of the effective time of such change in control. To the extent an equity award is not assumed, continued or substituted for in the event of certain change in control transactions and the executive’s employment is not terminated as of immediately prior to such change in control, the vesting of such equity award will also accelerate in full (and for equity awards subject to performance vesting, unless otherwise provided in individual award documents, performance will be deemed to be achieved at target level or, if greater, based on actual performance measured as of the effective time of such change in control). Upon a regular termination, Mr. Lafair and Mr. Smith will be entitled to a lump sum payment equal to six months of his base salary and payment of COBRA premiums for up to six months. All severance benefits are subject to the executive’s execution of an effective release of claims against the Company.

For purposes of the amended and restated employment agreements, a “regular termination” is an involuntary termination without “cause” (and not as a result of death or disability) or a resignation for “good reason”, each as defined in such agreements, in any case that does not occur during the period of time beginning three months prior to, and ending 12 months following, a “change in control”, as defined in the 2021 Plan, or the “change in control period.” For purposes of the amended and restated employment agreements, a “change in control termination” is an involuntary termination without cause (and not as a result of death or disability) or a resignation for good reason, in any case that occurs during the change in control period.

In addition, each of our named executive officers’ equity awards that is currently outstanding is subject to the terms of our Long Term Incentive Plan (the “2013 Plan”) and 2021 Plan, as applicable, and the award agreement thereunder. A description of the vesting provisions of each equity award held by our named executive officers that was outstanding and unvested as of December 31, 2023, including the treatment of the award in the event of a change in control, is provided above under “—Outstanding Equity Awards as of December 31, 2023.”

Health and Welfare and Retirement Benefits; Perquisites

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees. We generally do not provide perquisites or personal benefits to our named executive officers. In addition, we provide the opportunity to participate in a 401(k) plan to our employees, including each of our named executive officers, as discussed in the section below entitled “—401(k) Plan.”

401(k) Plan

We maintain a 401(k) plan intended to qualify as a tax-qualified plan under Section 401 of the Internal Revenue Code of 1986, as amended, or the Code, with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. The 401(k) plan provides that each participant may contribute up to the lesser of 100% of such participant’s compensation or the statutory limit, which was $22,500 for calendar year 2023. Participants that are 50 years or older can also make “catch-up” contributions, which in calendar year 2023 was up to an additional $7,500 above the statutory limit. Starting January 1, 2022, we make matching employer contributions equal to 100% of participant contributions up to 1% of the employee’s eligible compensation, and equal to 50% of participant contributions above 1% and up to 6% of the employee’s eligible compensation. Employees’ pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Employer matching contributions vest after two years. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of such person’s actions in that capacity regardless of whether we would otherwise be permitted to indemnify such person under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2023:

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders	3,062,448	$7.47	10,166,838
Equity plans not approved by stockholders	—	—	—

(1)

Includes the 2013 Plan and the 2021 Plan, but does not include future rights to purchase common stock under our 2021 Employee Stock Purchase Plan (“ESPP”), which depend on a number of factors described in our ESPP and will not be determined until the end of the applicable purchase period.

(2)	The weighted-average exercise price excludes any outstanding PSU, RSU or restricted stock awards, which have no exercise price.
(3)

Includes the 2021 Plan and ESPP. Stock options or other stock awards granted under the 2013 Plan that are forfeited, terminated, expired or repurchased become available for issuance under the 2021 Plan.

The 2021 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to 5.0% of the total number of shares of common stock outstanding on December 31st of the preceding year; or such lesser number of shares of common stock as determined by our board of directors prior to January 1st of a given year. In addition, the ESPP provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase on January 1st of each year for a period of up to ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) 1.0% of the total number of shares of common stock outstanding on December 31st of the preceding year, and (ii) 1,600,000 shares of common stock; or such lesser number of shares of common stock as determined by our board of directors prior to January 1st of a given year.

Accordingly, on January 1, 2024, the number of shares of common stock available for issuance under the 2021 Plan and the ESPP increased by 3,050,482 shares and 610,096 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

NON-EMPLOYEE DIRECTOR COMPENSATION

The following table sets forth information regarding compensation earned by or paid to our non-employee directors for the year ended December 31, 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Tyson Baber	—	—	—
Susan L. Blount	49,500	150,000	199,500
Colette Pierce Burnette, Ed.D.	37,400	150,000	187,400
Aaron Clark	—	—	—
Robert P. Goodman	—	—	—
James Offerdahl	53,500	150,000	203,500
Krishna Srinivasan	—	—	—

(1)

Amounts reported represent the aggregate grant date fair value of the RSU awards granted to our non-employee directors during 2023 under our 2021 Plan, computed in accordance with ASC Topic 718. The fair value of RSUs is determined using the closing market price of our common stock on the date of grant. This amount does not reflect the actual economic value that may be realized by the non-employee directors.

(2)	As of December 31, 2023, the aggregate number of shares underlying unexercised outstanding stock options and RSU awards held by each of our non-employee directors was as follows:

Name	Number of Restricted Stock Units (#)
Tyson Baber	—
Susan L. Blount	11,073
Colette Pierce Burnette, Ed.D.	11,073
Aaron Clark	—
Robert P. Goodman	—
James Offerdahl	9,237
Krishna Srinivasan	—

Mr. Friedrichsen, our Chief Executive Officer, is also a member of our board of directors but does not receive any additional compensation for his service as a director. Mr. Hill, our former Chief Executive Officer, is also a member of our board of directors but did not receive any additional compensation for his service as a director while he served as Chief Executive Officer. Compensation for Mr. Hill’s service as a director received prior to his appointment as our Chief Executive Officer is discussed above in the section titled “Executive Compensation.” Additionally, Mr. Camara, our former Chief Executive Officer, was also a member of our board of directors but did not receive any additional compensation for his service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Hill and Mr. Camara.

Non-Employee Director Compensation Policy

Our board of directors adopted a non-employee director compensation policy in July 2021 that is applicable to all of our non-employee directors. In April 2024, following a review of our non-employee director compensation program and peer group data prepared by Compensia, the compensation committee approved an amendment to the non-employee director compensation policy. As amended and restated in April 2024, the non-employee director compensation policy provides that each such non-employee director will be eligible to receive the following compensation for service on our board of directors on and following the effective date of the non-employee director compensation policy:

•	an annual cash retainer of $35,000 (the “general annual cash retainer”);

•	an additional annual cash retainer of $42,500 for service as independent chair of the board of directors;

•

an additional annual cash retainer of $10,000, $6,000 and $4,000 for service as a member of the audit committee, compensation committee and the nominating and corporate governance committee, respectively;

•

an additional annual cash retainer of $20,000, $12,000 and $8,000 for service as chair of the audit committee, chair of the compensation committee and chair of the nominating and corporate governance committee, respectively (in lieu of the committee member retainer above);

•

an initial RSU award granted upon a director’s initial election or appointment to the board, with an aggregate grant date fair value, as calculated in accordance with ASC Topic 718, equal to $300,000, vesting in twelve equal quarterly installments; and

•

a refresher RSU award granted at each annual meeting of our stockholders to each non-employee director who (i) has served as a non-employee member of the board for at least six months prior to such annual meeting and (ii) continues to serve following such annual meeting. Such refresher RSU awards will have an aggregate grant date fair value, as calculated in accordance with ASC Topic 718, equal to $150,000, and will vest in four equal quarterly installments (or the day immediately preceding the next annual meeting, if sooner).

Notwithstanding the foregoing, until the date of our 2026 Annual Meeting of Stockholders, no non-employee director who (i) is affiliated or associated with any of our fund investors and (ii) was serving on our board of directors as of the effective date of the non-employee director compensation policy will be eligible for a cash retainer or a refresher RSU award.

Pursuant to the compensation policy, each non-employee director may elect to receive all of such director’s general annual cash retainer as an RSU award, which we refer to as the retainer RSU award. If a non-employee director timely makes this election, the retainer grant will be automatically granted to the non-employee director on January 1 of each year and will have an aggregate grant date fair value, as calculated in accordance with ASC Topic 718, equal to the aggregate of the general annual cash retainer that would have otherwise been paid for the upcoming calendar year. Each retainer RSU award will vest in four equal installments on the last day of each of the Company’s fiscal quarters, subject to the non-employee director’s continued service though each applicable vesting date.

Each of the RSU grants granted under the non-employee director compensation policy described above will be granted under our 2021 Plan. Each such grant will vest subject to the director’s continuous service with us, provided that each RSU award will vest in full upon a change in control, as defined in the 2021 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 15, 2024 by:

•	each of our named executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each person or entity known by us to be beneficial owners of more than five percent of our common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 60,656,645 shares of common stock outstanding as of April 15, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of April 15, 2024. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o CS Disco, Inc., 111 Congress Avenue, Suite 900, Austin, Texas 78701.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
Entities affiliated with Bessemer Venture Partners(2)	8,652,826	14.3%
Entities affiliated with LiveOak Venture Partners(3)	8,104,869	13.4
SG-DISCO, LLC(4)	7,796,632	12.9
Entities affiliated with Georgian Partners(5)	5,925,486	9.8
Kiwi Camara(6)	4,030,760	6.6
Solel Partners, LP(7)	3,342,308	5.5
Named Executive Officers and Directors:
Eric Friedrichsen	—	—
Michael S. Lafair(8)	526,908	*
Kevin Smith(9)	126,537	*
Tyson Baber	—	—
Susan L. Blount(10)	35,084	*
Colette Pierce Burnette, Ed.D.(11)	32,035	*
Aaron Clark(12)	141,371	*
Robert P. Goodman(13)	53,280	*
Scott Hill(14)	211,787	*
James Offerdahl(15)	155,025	*
Krishna Srinivasan(3)	8,105,417	13.4
Kiwi Camara(6)	4,030,760	6.6
All executive officers and directors as a group (13 persons)(16)	9,520,410	15.6%

*	Less than one percent.

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 60,656,645 shares outstanding on April 15, 2024, adjusted as required by rules promulgated by the SEC.

(2)

Consists of (a) 3,928,385 shares of common stock held by Bessemer Venture Partners VIII L.P. and (b) 4,724,441 shares of common stock held by Bessemer Venture Partners VIII Institutional L.P. (collectively, the “Bessemer Entities”). Deer VIII & Co. L.P. is the general partner of the Bessemer Entities. Deer VIII & Co. Ltd. is the general partner of Deer VIII & Co. L.P. Robert P. Goodman, David Cowan, Jeremy Levine, Byron Deeter and Robert M. Stavis are the directors of Deer VIII & Co. Ltd. and hold the voting and dispositive power for the Bessemer Entities. Investment and voting decisions with respect to the shares held by the Bessemer Entities are made by the directors of Deer VIII & Co. Ltd. acting as an investment committee. Mr. Goodman, a member of our board of directors, disclaims beneficial ownership of the securities held by the Bessemer Entities, except to the extent of his pecuniary interest, if any, in such securities by virtue of his indirect interest in the Bessemer Entities. The address of each of the entities and persons named above is c/o Bessemer Venture Partners, 1865 Palmer Ave., Suite 104, Larchmont, NY 10538.

(3)

Consists of (a) 1,712,857 shares of common stock held by LiveOak Venture Partners I, L.P., (b) 4,889,700 shares of common stock held by LiveOak Venture Partners 1A, L.P., (c) 561,314 shares of common stock held by LiveOak I Co-Invest L.P., (d) 768,058 shares of common stock held by LiveOak I Co-Invest II L.P., (e) 172,940 shares of common stock held by LiveOak I Co-Invest IV LP (collectively, the “LiveOak Entities”), and (f) with respect to Krishna Srinivasan only, 548 shares of common stock held by Mr. Srinivasan’s child. LOVP GP I, L.P. is the general partner of LiveOak Venture Partners I, L.P. LOVP TDA GP, LP is the general partner of each of LiveOak I Co-Invest L.P. and LiveOak I Co-Invest II L.P. LOVP Upper Tier GP I, L.L.C. is the general partner of each of LOVP GP I, L.P. and LOVP TDA GP, LP. LOVP SBIC Management Services, L.L.C. is the general partner of LiveOak Venture Partners 1A, L.P. LiveOak Co-Invest GP, LLC is the general partner of LiveOak I Co-Invest IV LP. Investment and voting decisions with respect to the shares held by the LiveOak Entities are made by Mr. Srinivasan, the chair of our board of directors, and Venu Shamapant, acting as the managers of the ultimate general partner of the LiveOak Entities. The address of each of the entities and persons named above is 805 Las Cimas Parkway, Suite 125, Austin, TX 78746.

(4)

Consists of 7,796,632 shares of common stock held by SG-Disco, LLC. The Stephens Group, LLC is the sole manager of SG-Disco, LLC and has voting and dispositive power over the shares held by SG-Disco, LLC. Investment and voting decisions with respect to the shares beneficially owned by The Stephens Group, LLC are made by W.R. Stephens and Elizabeth S. Campbell, acting as its Board of Managers. Mr. Stephens and Ms. Campbell may be deemed to possess voting and dispositive control over the shares held by SG-Disco, LLC. The address of each of the entities and persons named above is 100 River Bluff Drive, Suite 500, Little Rock, AR 72202.

(5)

Consists of (a) 2,070,867 shares of common stock held by Georgian Partners Growth Fund IV, LP (“Georgian IV”), (b) 3,771,482 shares of common stock held by Georgian Partners Growth Fund (International) IV, LP (“Georgian International IV”), and (c) 54,805 shares of common stock held by Georgian Council II ULC (“Georgian Council”), and (d) 28,332 shares of common stock held by Georgian Council as bare trustee for the beneficial owners Georgian IV and Georgian International IV. The direct general partner of Georgian IV and Georgian International IV is Georgian Partners IV GP, LP (“Georgian IV Direct GP”). The ultimate general partner of Georgian IV and Georgian International IV is Georgian Partners IV GP Inc. (“Georgian IV Ultimate GP”), which also acts as the general partner of Georgian IV Direct GP. Georgian Direct GP and Georgian Ultimate GP may each be deemed to have sole voting and dispositive power with respect to the shares held by each of Georgian IV and Georgian International IV. Justin LaFayette, Simon Chong and John Berton are the directors of each of Georgian IV Ultimate GP and Georgian Council and may be deemed to have shared voting and dispositive power with respect to the shares held by Georgian IV and Georgian International IV. The address of each of the entities and persons named above is 2 St. Clair Avenue West, Suite 1400, Toronto, ON M4V 1L5, Canada.

(6)

Consists of (a) 4,030,760 shares of common stock held by Mr. Camara. Mr. Camara resigned and ceased employment as our Chief Executive Officer in September 2023. Although Mr. Camara is a named executive officer for the year ended December 31, 2023, he is not counted for purposes of aggregating beneficial ownership of directors and executive officers as a group.

(7)	Consists of 3,342,308 shares of common stock held by Solel Partners, LP. The address of Solel Partners, LP is 699 Boylston Street, 15th Floor, Boston, MA 02116.
(8)	Consists of (a) 496,787 shares of common stock held by Mr. Lafair and (b) 30,121 shares issuable upon the settlement of RSU awards held by Mr. Lafair that vest within 60 days of April 15, 2024.
(9)	Consists of (a) 56,638 shares of common stock held by Mr. Smith and (b) 69,899 shares issuable upon the settlement of RSU awards held by Mr. Smith that vest within 60 days of April 15, 2024.
(10)	Consists of (a) 29,853 shares of common stock held by Ms. Blount and (b) 5,231 shares issuable upon the settlement of RSU awards held by Ms. Blount that vest within 60 days of April 15, 2024.
(11)	Consists of (a) 26,804 shares of common stock held by Dr. Burnette and (b) 5,231 shares issuable upon the settlement of RSU awards held by Dr. Burnette that vest within 60 days of April 15, 2024.
(12)	Consists of 141,371 shares of common stock held by Mr. Clark.
(13)

Consists of (a) 28,036 shares of common stock held by Mr. Goodman, (b) 11,115 shares of common stock held by Cracktuxet II, LLC, over which Mr. Goodman exercises control, (c) 11,775 shares held by NB Group, LLC, over which Mr. Goodman exercises control, and (d) 2,354 shares held by Katama Point, LLC, over which Mr. Goodman exercises control. Mr. Goodman disclaims beneficial ownership of the securities held by the Bessemer Entities (as defined above) referred to in footnote (2) above, except to the extent of his pecuniary interest, if any, in such securities by virtue of his indirect interest in the Bessemer Entities.

(14)

Consists of (a) 28,848 shares of common stock held by Mr. Hill and (b) 182,939 shares issuable upon the settlement of RSU awards held by Mr. Hill that vest within 60 days of April 15, 2024 (including shares expected to vest through the period of his employment in an interim, non-officer capacity as described above under “—Narrative to Summary Compensation Table—Equity-Based Incentive Awards for Named Executive Officers”).

(15)	Consists of (a) 150,406 shares of common stock held by Mr. Offerdahl and (b) 4,619 shares issuable upon the settlement of RSU awards held by Mr. Offerdahl that vest within 60 days of April 15, 2024.
(16)

Consists of (a) 9,161,456 shares of common stock held by our directors and executive officers, (b) 90,000 shares issuable upon exercise of stock options held by our directors and executive officers that are currently exercisable or exercisable within 60 days of April 15, 2024 and (c) 268,954 shares issuable upon the settlement of RSU awards held by our directors and executive officers that vest within 60 days of April 15, 2024.

TRANSACTIONS WITH RELATED PERSONS

The following is a summary of transactions since January 1, 2023, to which we have been a participant in which:

•	the amount involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our common stock at the time of such transaction, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Equity Grants to Directors and Executive Officers

We have granted stock options, RSUs and PSUs to certain of our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and named executive officers, see the sections titled “Executive Compensation” and “Non-Employee Director Compensation.”

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board of directors. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them. For more information regarding these agreements, see the section titled “Executive Compensation—Indemnification Matters.”

Policies and Procedures for Transactions with Related Persons

We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the approval or ratification of our board of directors or our audit committee. Any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest, must be presented to our board of directors or our audit committee for review, consideration, and approval. In approving or rejecting any such proposal, our board of directors or our audit committee is to consider the material facts of the transaction, including whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or us. Direct your written request to us via email at proxy@csdisco.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

April 29, 2024

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at ir.csdisco.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is also available without charge upon written request to us via email at proxy@csdisco.com.

styleIPC Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting CS Disco, Inc. Internet: www.proxypush.com/LAW • • Cast your vote online Annual Meeting of Stockholders Have your Proxy Card ready • Follow the simple instructions to record your vote For stockholders of record as of April 15, 2024 Phone: Thursday, June 13, 2024 9:00 a.m., Central Time 1-866-925-4002 • Use any touch-tone telephone Annual Meeting to be held live via the internet—please visit • Have your Proxy Card ready www.proxydocs.com/LAW for more details. • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 9:00 a.m., Central Time, June 13, 2024. Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/LAW This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Scott Hill and Michael Lafair (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of CS Disco, Inc. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND “FOR” PROPOSAL 2. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Proposal_Page—VIFL CS Disco, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE:    FOR EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect our three nominees as Class III directors, each to hold office until our Annual Meeting of Stockholders in 2027. FOR WITHHOLD 1.01 Susan L. Blount FOR #P2# #P2# 1.02 Scott Hill FOR #P3# #P3# 1.03 Krishna Srinivasan FOR #P4# #P4# FOR AGAINST ABSTAIN 2. To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as FOR our independent registered public accounting firm for the fiscal year ending December 31, 2024. #P5# #P5# #P5# NOTE: Your proxy holder will also vote in their discretion on any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/LAW Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date